As filed with the Securities and Exchange Commission on November 15, 2024

Registration Statement No. 333-273458

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ISPIRE TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	84-5106049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19700 Magellan Drive Los Angeles, CA	90502
(Address of Principal Executive Offices)	(Zip Code)

Ispire Technology Inc.

2022 Equity Incentive Plan

(Full Title of Plan)

Michael Wang, Co-Chief Executive Officer

Ispire Technology Inc.

19700 Magellan Drive

Los Angeles, CA 90502

(Name and address of agent for service)

(310) 742-9975

(Telephone number, including area code, of agent for service)

Richard I. Anslow, Esq.

Jonathan Deblinger, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas; Suite 1100

New York, New York 10105

Telephone: (212) 370-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Ispire Technology Inc. (the “Company”, “we”, “us”, or “our”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-273458) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to amend the Registration Statement 1) to reflect the amendment and restatement of the Company’s 2022 Equity Incentive Plan, as previously disclosed in the Company’s Definitive Information Statement of Schedule 14C filed with the SEC on August 29, 2024, and filed herewith as Exhibit 4.1, and 2) to include in Part 1 of the Registration Statement a re-offer prospectus (the “Reoffer Prospectus”) pursuant to General Instruction C to Form S-8 and Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”).

The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous or a delayed basis in the future of up to 1,988,386 shares of Common Stock. These shares constitute “control securities” or “restricted securities” which have been issued prior to or issuable after the filing of this Post-Effective Amendment. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in this Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

As a filing fee was paid by the Company under the original Registration Statement in connection with the registration of the Common Stock offered under the Reoffer Prospectus, no additional registration fee is required to add these Common Stock to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

Ispire Technology Inc.

Up to 1,988,386 Shares of Common Stock under the

Ispire Technology Inc. 2022 Equity Incentive Plan

This prospectus relates to the resale of up to 1,988,386 shares (the “Shares”) of common stock, par value $0.0001 per shares (the “Common Stock”), of Ispire Technology Inc., a Delaware Corporation (the “Company”, “Ispire”, “us”, “our”, or “we”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares in connection with the purchase of stock, exercise of stock options granted, or receipt of other awards made under the Ispire Technology Inc. 2022 Equity Incentive Plan (as amended and restated, the “Plan”). The Plan is intended to provide incentives which will attract, retain, and motivate highly competent persons such as officers, employees, directors, and consultants to our Company by providing them opportunities to acquire shares of our Common Stock. Additionally, the Plan is intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of the Company’s other stockholders.

The persons who are issued such Shares may include our directors, officers, employees and consultants, certain of whom may be considered our “affiliates”. Such persons may, but are not required to, sell the Shares they acquire pursuant to this prospectus. If any additional awards are issued to or shares are purchased by affiliates under the Plan, we will file with the Securities and Exchange Commission (the “Commission”) an update to this prospectus naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to the prospectus. See “Selling Stockholders” on page 6 of this prospectus. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ISPR.” On November 12, 2024, the closing price of the Common Stock on the Nasdaq Capital Market was $6.01 per share.

We will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as such Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. We are paying all expenses of registration incurred in connection with this offering but the Selling Stockholders will pay all brokerage commissions and other selling expenses.

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares of those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than our shares of common stock described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

i

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. We are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system. The Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. You can read and copy the reports, proxy statements and other information filed by the Company with the Commission at such Internet site.

This prospectus constitutes part of a Registration Statement on Form S-8 (File No. 333-273458) filed with the Commission on July 26, 2023, as amended by the filing of a post-effective amendment on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the Commission. You should refer to the full Registration Statement for further information with respect to the Company and our Common Stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the Commission and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the Commission and they are incorporated herein by reference as of their respective dates of filing.

(i)	our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 27, 2024;

(ii)	The description of the common stock contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-269470), initially filed with the Commission on January 31, 2023, as amended;

(iii)	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the Commission on November 12, 2024; and

(iv)	The Company’s Form 8-A12B, which was filed with the Commission on March 31, 2023.

All documents that we filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this prospectus that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting our Corporate Secretary, c/o Ispire Technology Inc., at 19700 Magellan Drive, Los Angeles, CA 90502. Our telephone number is (310) 742-9975. Information about us is also available at our website at http://www.ispiretechnology.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Commission. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended June 30, 2024 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We are engaged in the research and development, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. We sell our e-cigarette products worldwide except for the People’s Republic of China (the “PRC”), the United States, and Russia.

We currently sell our cannabis vaping hardware in the United States, Europe, Canada, and South Africa. Vaping refers to the practice of inhaling and exhaling the vapor produced by an electronic vaping device, and includes dabbing, which is the recreational inhalation of extremely concentrated cannabinoids, typically tetrahydrocannabinol, the main psychotropic cannabinoid derived from the marijuana plant. The market for cannabis/CBD vaping continues to grow and is expected to reach $20.5 billion in 2031 according to Transparency Market Research. Our management anticipates that the increasing demand of legal cannabis products in the United States will coincide with higher levels of social acceptability for these products among adult consumers. As a result, we expect to see increasing demand for our cannabis vaping products in coming years.

Our cannabis products are marketed under the Ispire brand name, primarily on an original design manufacturer (“ODM”) basis to consumer-facing cannabis vapor companies and third-party co-packers. ODM generally involves the design and customization of core products to meet each brand’s unique image and needs, and our products are sold by our customers under their own brand names although they may also include our brand name on the products.

Some of our products use our BDC (bottom dual coil) coil technology which uses bottom dual coils to provide much higher temperature and an expanded heating which we believe achieves much greater flavor and vapor production than other available technologies. We believe that the use of our dual-coil technology enhances the flavor performance of e-liquid, and the hidden wick cotton with special designed wick holes can both extend the tank e-liquid capacity and improve the speed of wicking to increase the coil life.

We believe that our BVC (bottom vertical coil) coil represents a significant technological breakthrough for us in coil technology utilizing a vertical heating wire surrounded by cotton. This design can enable the coil heating to provide uniform temperature from the tank, together with more efficient wicking. This technology, which was originally introduced by Aspire Global in 2014, enables the coil to last longer while still giving users what we believe is the purest and cleanest taste from e-liquids.

We believe that our Cleito tank brings new and innovative technological advancement to the vaping industry. The Cleito uses a revolutionary coil design that replaces the standard chimney and, we believe, delivers maximized airflow. This design frees up even more restriction in the airflow by eliminating the need for a static chimney within the tank itself, which results in an expanded flavor profile and increased vapor production. Combined with a Clapton kanthal coil for maximum flavor, the Cleito tank delivers a rush of intense flavor and huge vapor with a broad profile. The simple top-fill design makes filling the device very easy and more convenient and enjoyable to use.

Our Ispire cannabis vapor products use our patented DuCore™ (Dual Coil) technology for cannabis vaporizers. This technology enables users to create massive plumes of vape without burning the cannabis oil. These products incorporate our patented dual coil technology for what we believe is best-in-class airflow and taste, and our technology for eliminating the leakage of the oil from the unit, which overcomes a major disadvantage with many existing products.

In June 2023, we introduced our proprietary Ispire ONE™ technology and products. Ispire ONE™ is designed to eliminate capping issues in the manufacturing/co-packing process; increase consistency and quality of the filled devices; eliminate leaking, spitting, or overheating for cartridges, disposables, and PODs; and improve consumer safety, as the devices are sealed in a sterilized factory environment to eliminate risk of contamination during filling process by Ispire’s customers. In addition, Ispire ONE™ offers a more streamlined approach to cartridge filling versus conventional methods improving productivity and lowing production costs per unit.

A majority of our products are manufactured and supplied by Shenzhen Yi Jia, which is 95% owned by our co-chief executive officer and controlling stockholder, Tuanfang Liu. We have taken steps toward the establishment and operation of our own manufacturing facilities. On February 5, 2024, we commenced manufacturing on two of the six lines in our approximately 31,000 square foot manufacturing facility in Malaysia. This facility is operational, with its current manufacturing operations focused on the assembly of components that we purchase from other companies. Our Malaysian facility has received several ISO certifications, including ISO9001, ISO14001, ISO13485, and a GMP certification. Because we have only recently commenced Malaysian assembly operations, we may encounter unexpected timing issues or operational and regulatory challenges which could impact our ability to be fully operational on our expected time schedule. Accordingly, we cannot assure you that we will be able to effectively and efficiently operate our facilities, or profitably or efficiently manage variations in manufacturing costs, capacity and demand planning issues, workforce and labor pricing, and local labor laws. Any one of these items could negatively impact the costs of production and thus our gross margins.

We sell the Aspire brand of tobacco vaporizer technology products in more than 30 countries through our global network of more than 150 distributors. The primary markets for our e-cigarette products are Europe and the Asia Pacific region, which does not include the PRC.

Our Corporate Organization

We are a Delaware corporation, incorporated on June 13, 2022. Aspire North America, LLC, a California limited liability company, was formed on February 22, 2020, and 100% of its ownership was transferred to Aspire Global on September 23, 2020, and was transferred by Aspire Global to Ispire Technology on July 29, 2022. Aspire Science, a Hong Kong corporation, was formed on December 9, 2016, as a subsidiary of Aspire Global, and 100% of its equity was transferred to our subsidiary, Ispire International, on July 29, 2022. Ispire International was organized on July 6, 2022. Ispire Malaysia Sdn Bhd was formed by on our behalf by Tuanfang Liu, our Chairman and Co-Chief Executive Officer, under the laws of the Federation of Malaysia on August 2, 2023, and assigned to us on September 22, 2023. Aspire North America and Aspire Science are our operating companies.

The Offering

Shares of Common Stock offered by the Selling Stockholders	1,988,386 shares of Common Stock.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholders. However, we will receive the exercise price of any Common Stock issued to the Selling Shareholders upon cash exercise by them of any options. We would expect to use these proceeds, if any, for general working capital purposes. See “Use of Proceeds.”

Terms of this offering; Determination of offering price

The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may offer or sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to prevailing market price or at privately negotiated prices.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including depth and liquidity. See “Determination of Offering Price” and “Plan of Distribution” for more information.

Nasdaq symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ISPR”.

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, including any prospectus supplement incorporated herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

Mailing Address and Telephone Number	Our principal executive offices are located at 19700 Magellan Drive, Los Angeles, CA 90502. Our telephone number is (310) 742-9975.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Common Stock offered by this prospectus, you should read and carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in our other filings with the Commission, which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the Commission pursuant to the Exchange Act, which are also incorporated by reference into this prospectus as described elsewhere in this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations or our Company. See also “Cautionary Note about Forward-Looking Statements.” If any of these risks occur, our business, results of operations, financial condition or prospects could be harmed. In that event, the market price of our Common Stock and the value of our warrants could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of Common Stock held by the Selling Stockholders pursuant to this prospectus. However, we will receive the exercise price of any Common Stock issued to the Selling Stockholders upon cash exercise by them of any options they hold.

We intend to use the net proceeds, if any, for working capital or general corporate purposes. We have agreed to pay the expenses of registration of these shares.

DILUTION

If you invest in the Shares offered by the Selling Stockholders in this prospectus, your interest will be diluted immediately to the extent of the difference between the price per share at which you buy the Shares and the as adjusted net tangible book value per share of Common Stock at the time of purchase.

The net tangible book value of our Common Stock as of September 30, 2024, was approximately $28,698,170, or approximately $0.51 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our shares of Common Stock outstanding as of September 30, 2024.

Purchasers of the Shares offered by the Selling Stockholders in this prospectus will suffer dilution equal in amount to the difference between the price per Share paid and our as adjusted net tangible book value per share of Common Stock at the time of purchase. Assuming the sale of all of the Shares offered by the Selling Stockholders in this prospectus at an offering price of $6.01 per share, the closing price of our Common Stock on the Nasdaq Capital Market on November 12, 2024, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $28,698,170, or approximately $0.49 per share of Common Stock. This represents an immediate decrease in net tangible book value of approximately $0.02 per share of Common Stock to the existing holders of our Common Stock and an immediate dilution in as adjusted net tangible book value of approximately $5.52 per share of Common Stock to the purchasers of the Shares offered by the Selling Stockholders.

The following table illustrates the decrease in value to purchasers of Shares assuming the sale of all of the Shares at a purchase price of $6.01, the closing price of our Common Stock on the Nasdaq Capital Market on November 12, 2024:

Purchase Price per Share(1)	$6.01
Net tangible book value per Share before issuance	$0.51
Pro forma net tangible book value per Share after issuance(2)	$0.49
Decrease in value per Share to new purchasers	$5.52

(1)	Assumes that all Shares are purchased at a price of $6.01 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on November 12, 2024.
(2)	Based on 56,641,041 shares of common stock outstanding as of September 30, 2024.

SELLING STOCKHOLDERS

The following table presents information regarding (a) the names and position or positions with the Company of each Selling Stockholders, (b) the aggregate of (i) the number of shares of Common Stock held by each Selling Stockholder as of the date of this prospectus (including shares acquired pursuant to the Plan) and (ii) the number of shares of Common Stock issuable upon exercise of options or upon vesting of restricted stock units granted to each Selling Stockholder under the Plan that are registered pursuant to this Registration Statement for resale by each Selling Stockholder as of the date of this prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be owned by each Selling Stockholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Common Stock by such Selling Stockholder after the date of this prospectus. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o Ispire Technology Inc., 19700 Magellan Drive, Los Angeles, CA 90502.

To our knowledge, none of our officers or directors have a present intention to offer shares of Common stock for sale, although they retain the right to do so. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of their Common Stock. The Selling Stockholders may offer all or part of the Common Stock for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Stockholders may offer all, some or none of their securities, no definitive estimate as to the number of Common Stock that will be held by the Selling Stockholders after an offering can be provided. The Selling Stockholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the Common Stock sold by the Selling Stockholders.

The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The Selling Shareholders are not a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of Common Stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the Selling Stockholders may offer all or any portions of the shares listed in the table below, no estimate can be given as to the amount of those shares covered by this prospectus that will be held by the Selling Stockholders upon the termination of the offering. As of November 12, 2024, the Company had 56,646,518 shares outstanding.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

	Principal Position	Shares of Common Stock Beneficially Owned	Maximum Number of Shares Offered for Resale	Shares of Common Stock Beneficially Owned After this Offering(3)
Name of Selling Stockholder	with the Company	Prior to this Offering(1)(2)(3)	Pursuant to this Prospectus	Number (3)	Percent (4)
Michael Wang	Co-CEO	2,150,837	1,007,980	1,142,857	2.0%
Tirdad Rouhani	President	495,747	495,747	0	0
Steven Przybyla	CLO and Secretary	452,577	452,577	0	0
Christopher Robert Burch	Director	7,110	7,110	0	0
Brent Cox	Director	12,921	12,921	0	0
John Fargis	Director	12,051	12,051	0	0

*	Less than 1%.

(1)	The number of shares owned prior to resale by each Selling Stockholder includes (i) shares of Common Stock owned, (ii) restricted stock units granted to such Selling Stockholder pursuant to the Plan, and (iii) shares of Common Stock issuable upon exercise of stock options granted to such Selling Stockholder pursuant to the plan.

(2)	The information set forth in the table below is based upon information obtained from the Selling Stockholders.

(3)	Includes shares of Common Stock which are not being offered pursuant to this prospectus and excludes options that are not exercisable within 60 days of the date of this prospectus.

(4)	All percentage calculations are based on 56,646,518 shares of Common Stock outstanding as of November 12, 2024 and are rounded to the nearest tenth of a percent and assumes for each Selling Stockholder the sale of all shares offered by that particular shareholder pursuant to this prospectus.

The Company may supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Stockholder” means and includes:

●	the persons identified in the table above as the Selling Stockholders;

●	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Plan or be eligible to purchase shares under the Plan; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our Common Stock offered by this prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered hereby. The distribution of the Common Stock by the Selling Stockholders may be effected: in one or more transactions that may take place on The Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on The Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be affected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our Common Stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our Common Stock. The broker-dealer may then resell or otherwise transfer such shares of Common Stock pursuant to this prospectus.

The Selling Stockholders also may lend or pledge shares of our Common Stock to a broker-dealer. The broker-dealer may sell the shares of Common Stock so lent, or upon a default the broker-dealer may sell the pledged shares of Common Stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders have not advised us that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. We are not aware of any underwriter or coordinating broker acting in connection with the proposed sale of shares of Common Stock the Selling Stockholders.

Although the shares of Common Stock covered by this prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock offered hereby. However, the Selling Stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of Common Stock offered pursuant to this prospectus. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ispire Technology Inc. and its subsidiaries as of and for the year ended June 30, 2024, have been incorporated by reference in the Registration Statement in reliance upon the report and authority of Marcum LLP (“Marcum”) as experts in accounting and auditing, our registered public accounting firm for our fiscal year ended June 30, 2024. The report of Marcum contained an explanatory paragraph regarding adjustments described in Note 2 to the consolidated financial statements that were applied to restate the fiscal 2023 financial statements to correct misstatements. Marcum was not engaged to audit, review, or apply any procedures to the fiscal 2023 financial statements of the Company other than with respect to the adjustments and, accordingly, Marcum does not express an opinion or any other form of assurance on the fiscal 2023 financial statements taken as a whole.

The consolidated financial statements of Ispire Technology Inc. and its subsidiaries as of and for the year ended June 30, 2023 have been incorporated by reference in the Registration Statement in reliance upon the report of and the authority of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”) as experts in accounting and auditing, our registered public accounting firm for our fiscal year ended June 30, 2023. MSPC resigned as our independent registered public accounting firm, effective December 11, 2023.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation provides that the Company shall indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor to the Corporation. Any amendment, repeal, or modification of this provision of the Company’s certification shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The Company’s certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this provision of the certificate of incorporation shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Section 145 of the Delaware General Corporation Law gives the Company broad authority to indemnify our officers and directors under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

1,988,386 Shares of Common Stock

Ispire Technology Inc.

PROSPECTUS

November 15, 2024

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information heretofore filed with the Commission by the Company are incorporated herein by reference in this registration statement:

(a)	The Company’s Form 8-A12B, which was filed with the Commission on March 31, 2023.

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Commission on September 27, 2024.

(c)	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the Commission on November 12, 2024.

(d)	The description of the common stock contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-269470), initially filed with the Commission on January 31, 2023, as amended

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides that the Company shall indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor to the Corporation. Any amendment, repeal, or modification of this provision of the Company’s certification shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The Company’s certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this provision of the certificate of incorporation shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Section 145 of the Delaware General Corporation Law gives the Company broad authority to indemnify our officers and directors. under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1†	Amended and Restated 2022 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Schedule 14C filed with the SEC on August 29, 2024).

5.1**	Opinion of Ellenoff Grossman & Schole LLP with respect to the legality of the common stock registered hereby.

23.1**	Consent of Ellenoff Grossman & Schole LLP (contained in its opinion filed herewith in Exhibit 5.1).

23.2*	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation.

23.3*	Consent of Marcum LLP.

24.1**	Power of Attorney (included on the signature page of the initial Registration Statement on Form S-8).

107**	Calculation of Filing Fee Table.

*	Filed herewith

**	Previously Filed

†	Indicates a management contract or compensation plan.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California, on November 15, 2024.

ISPIRE TECHNOLOGY INC.

By:	/s/ Michael Wang
Michael Wang
Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ James Patrick McCormick
James Patrick McCormick
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Tuanfang Liu	Co-Chief Executive Officer and Chairman	November 15, 2024
Tuanfang Liu	(principal executive officer)

/s/ Michael Wang	Co-Chief Executive Officer	November 15, 2024
Michael Wang	(principal executive officer)

/s/ James Patrick McCormick	Chief Financial Officer	November 15, 2024
James Patrick McCormick	(principal financial and accounting officer)
*	Director	November 15, 2024
Jiangyan Zhu

*	Director	November 15, 2024
Christopher Robert Burch

*	Director	November 15, 2024
Brent Cox

*	Director	November 15, 2024
John Fargis

* By	/s/ Michael Wang
Michael Wang
Attorney-in-fact

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